Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

CirTran Corporation

We have issued our report dated May 29, 2020, with respect to the consolidated financial statements included in the Annual Report of CirTran Corporation on Form 10-K for the year ended December 31, 2019. We hereby consent to the incorporation by reference of said report in the Registration Statement of CirTran Corporation on Form S-8 (File No. 333-190824).

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

May 29, 2020